certification

James Colantino, Principal Executive Officer/President, and Laura Szalyga, Principle Financial Officer/Treasurer of Two Roads Shared Trust (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended July 31, 2018 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President	Principle Financial Officer/Treasurer
Two Roads Shared Trust	Two Roads Shared Trust

/s/ James Colantino	/s/ Laura Szalyga
James Colantino	Laura Szalyga
Date: 9/28/2018	Date: 9/28/2018

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Northern Lights Funds Trust and will be retained by Northern Lights Fund Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.